Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Compugen Ltd., of our report dated March 13, 2008 relating to the 2007 financial statements of Keddem Bio-Science, which appears in the Annual Report on Form 20-F for the year ended December 31, 2008, of Compugen Ltd.

        We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ KESSELMAN & KESSELMAN, (C.P.A Isr.), a member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
August 11, 2009